Aug 31, 2013	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years	5 Years	10 Years	Since
					(p.a.)	(p.a.)	(p.a.)	Inception
NAV (%)	0.67	-2.25	5.89	16.57	2.52	7.73	14.49	10.69
Market price (%)	1.41	-1.70	-2.80	12.69	0.39	7.19	11.40	9.55
Benchmark (%)	0.73	-1.35	-1.37	13.83	5.12	4.75	10.05	N/A

Performance History	2012	2011	2010	2009	2008	2007	2006	2005
NAV (%)	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09
Market price (%)	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51
Benchmark (%)	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27

Source: State Street Bank and Trust Company. Source for index data: MSCI as at Aug 31, 2013.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at Aug 31, 2013.	* China includes A-shares (7.0%), A-share equity linked securities (7.1%), B-shares (0.0%), H-shares (11.5%) and Red-chips (16.5%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	7.0
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	6.2
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.4
SUN HUNG KAI PROPERTIES, LTD.	FINANCIALS	4.4
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	4.3
CNOOC, LTD.	ENERGY	3.7
TENCENT HOLDINGS, LTD.	I.T.	3.3
ENN ENERGY HOLDINGS, LTD.	UTILITIES	2.9
CHINA MOBILE, LTD.	TELECOM	2.9
RUENTEX DEVELOPMENT CO., LTD.	FINANCIALS	2.6
Total		42.7

Direct Investments	Sector	%
GOLDEN MEDITECH HOLDINGS, LTD. 15.0%, 11/16/13	OTHERS	1.6

Total		1.6

Source: State Street Bank and Trust Company as at Aug 31, 2013.

Fund Details

NAV	$23.91
Market price	$20.81
Premium/Discount	-12.97%
Market cap	US$326.3m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at Aug 31, 2013.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.7800	0.0700	0.6700	1.0400

Source : State Street Bank and Trust Company as at December 31, 2012

The China Fund, Inc. (CHN)

The China Fund Inc.  NAV  Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Aug 31, 2013.

The China Fund Inc.  Premium /  Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Aug 31, 2013.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

The Hong Kong equity market held up during the month, following the rebound in July. The recent ASEAN market correction did not have much of an adverse impact on the China and Hong Kong equity markets. Although corporate earnings results for the first half of 2013  were  lackluster in general,  share  prices had  largely priced in investors’ low expectations.  Macroeconomic  data  has shown improvement, with the August HSBC China flash PMI beating expectations by rising to 50.1, the first reading above 50 in four months. It may be attributable to the initial filtering through of the Chinese government's  recent fine-tuning policy measures and companies’ restocking activities. Given the latest economic data, there is a growing  consensus that the Chinese economy has stabilized. Meanwhile, investors will continue to focus on news of reform initiatives in the coming months.

Among the Hong Kong  focused  companies,  major blue chips  continued to trade sideways.  Property  stocks posted  lackluster performance on policy concerns as well as the risk of rising interest rates in the US in the medium to long term. Conversely, gaming stocks continued to perform strongly, helped by robust growth in Macau gaming revenue.

In Taiwan, July export orders were -4.4% month-on-month (+1.6% year-on-year), worse than consensus estimates of +5% year-on-year growth, mainly as a result of the worse than expected exports to Hong Kong and China. However during the month, technology companies in Apple’s supply chain were in focus as Apple is expected to launch the iPhone 5S and iPhone 5C in mid-September.

Fund Review

The Fund underperformed the benchmark in August, which was mainly attributable to stock selection in the consumer discretionary and materials sectors.

The top contributor for the month was Hand Enterprise. The share price of the company continued to be supported by the decent sales growth and the market re-rating of the sector. Another top active contributor was AIA. The Fund had no position in the stock and its relative underperformance helped the Fund. On the other hand, the top active detractor was ENN Energy. The share price weakness may be attributable to slightly weaker-than-expected industrial gas demand in first half of 2013. But the long-term thesis remains intact.

Outlook

We expect the Hong Kong market to trade higher in the short term. We believe that economic data from China will generally be positive in the second half of 2013, particularly in the third quarter, helped partly by a lower base of comparison, inventory restocking as well as a moderate recovery in the global economy. Coupled with expectations of reform initiatives likely to be announced over the next few months and low market valuations, Chinese equities are likely to post better performance in the second half of 2013. However, we maintain our view that the Chinese economy will continue to grow at a relatively moderate rate and hence, while we believe this market rebound may present a trading opportunity for cyclical stocks, we would continue to focus on stock selection particularly in the secular growth sectors that offer a more sustainable and visible earnings outlook. In addition, Hong Kong companies with exposure to the global economy should benefit from a brighter outlook for the global economy.

With respect to Taiwan, we remain confident on the outlook in the second half this year; even though the recent weaker-than-expected second quarter earnings results and downward guidance revisions for third quarter may generate short-term consolidation. The weak short-term outlook is largely due to a delayed peak season among the technology sector stocks in the third quarter, but we expect it to catch up in the fourth quarter on inventory re-stocking.

Source : RCM Asia Pacific Limited as at Aug 31, 2013.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,793,493.00	26,230,383.00	9,554,573	7.0
663094902	China Everbright International, Ltd.	11,203,641.00	23,366,205.00	24,687,000	6.2
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	16,072,089.00	20,432,823.00	6,084,000	5.4
685992000	Sun Hung Kai Properties, Ltd.	17,289,798.00	16,462,030.00	1,269,000	4.4
B1G1QD902	Industrial & Commercial Bank of China	16,829,555.00	16,008,601.00	24,390,000	4.3
B00G0S903	CNOOC, Ltd.	14,516,684.00	13,996,209.00	7,048,000	3.7
B01CT3905	Tencent Holdings, Ltd.	7,312,795.00	12,295,707.00	262,100	3.3
633393905	Enn Energy Holdings, Ltd.	606,420.00	10,998,826.00	2,204,000	2.9
607355906	China Mobile, Ltd.	10,406,102.00	10,850,150.00	1,009,500	2.9
674842901	Ruentex Development Co., Ltd.	4,180,803.00	9,744,314.00	4,933,904	2.6
644094906	Taiwan FamilyMart Co., Ltd.	1,186,926.00	8,063,185.00	1,592,652	2.2
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	9,494,980.00	8,010,689.00	1,418,047	2.2
635186901	Digital China Holdings, Ltd.	13,205,899.00	8,009,305.00	7,256,000	2.2
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/17/14)	6,453,442.00	7,767,857.00	1,838,546	2.1
B15456906	Bank of China, Ltd.	8,369,492.00	7,493,478.00	17,771,000	2.0
658444906	Merida Industry Co., Ltd.	6,624,016.00	7,375,094.00	1,126,000	2.0
626073902	Delta Electronics, Inc.	4,550,608.00	7,312,821.00	1,615,000	2.0
B3WH02907	Hermes Microvision, Inc.	7,867,215.00	7,245,367.00	269,000	2.0
B2R2ZC908	CSR Corp., Ltd.	7,466,210.00	7,221,912.00	9,930,000	1.9
671815900	Qingling Motors Co., Ltd.	8,718,221.00	7,207,417.00	28,960,000	1.9
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	5,919,469.00	7,147,989.00	1,380,000	1.9
619376908	China Resources Land, Ltd.	5,128,719.00	6,998,478.00	2,554,000	1.9
637248907	MediaTek, Inc.	6,194,126.00	6,855,687.00	559,000	1.8
959GRNII9	Taiwan Life Insurance Co., Ltd., 4.0%, 12/28/14	6,178,274.00	6,703,105.00	200,000,000	1.8
608169900	Beijing Enterprises Holdings, Ltd.	6,527,292.00	6,590,059.00	927,500	1.8
620267906	Advantech Co., Ltd.	4,104,778.00	6,522,014.00	1,284,000	1.7
644806002	Hutchison Whampoa, Ltd.	5,075,405.00	6,174,161.00	532,000	1.6
986PLG005	Golden Meditech Holdings, Ltd. 15.0%, 11/16/13	6,001,199.00	6,006,267.00	58,222,500	1.6
B3ZVDV905	Sinopharm Group Co., Ltd.	4,940,075.00	5,343,001.00	2,138,000	1.4
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,947,274.00	4,699,332.00	306,500	1.3
B236JB905	Tiangong International Co., Ltd.	5,449,044.00	4,480,058.00	18,480,000	1.2
633521901	Taiwan Hon Chuan Enterprise Co., Ltd.	4,732,447.00	4,186,643.00	1,904,000	1.1
613623909	Hengan International Group Co., Ltd.	3,889,897.00	4,120,627.00	375,500	1.1
643055908	Golden Meditech Holdings, Ltd.	4,555,715.00	4,066,590.00	35,040,000	1.1
B57JY2909	China Minsheng Banking Corp., Ltd.	3,689,595.00	3,897,051.00	3,628,000	1.0
628625907	Li & Fung Ltd.	3,939,103.00	3,840,586.00	2,608,000	1.0
17313X574	China State Construction Engineering Corp., Ltd. (expiration 01/17/14)	4,674,320.00	3,835,402.00	7,375,772	1.0
668787906	Kinsus Interconnect Technology Corp.	3,765,894.00	3,750,689.00	1,025,000	1.0
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065.00	3,508,187.00	2,662,000	0.9
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579.00	3,462,111.00	10,958,500	0.9
B16NHT900	Shui On Land, Ltd.	4,155,622.00	3,435,732.00	11,055,500	0.9
B6VG8G904	Asian Pay Television Trust	4,074,574.00	3,403,088.00	5,200,000	0.9
99ZMCS903	Kweichow Moutai Co., Ltd. Access Product (expiration 10/26/15)	4,046,181.00	3,082,020.00	112,684	0.8
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	3,045,358.00	47,710,000	0.8
972ZGS900	Gree Electric Appliances, Inc. Access Product (expiration 10/14/13)	1,898,593.00	1,817,802.00	430,249	0.5
B1TDQL904	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 01/17/14)	1,566,145.00	1,185,725.00	209,900	0.3
BD04NT905	Integrated Waste Solutions Group Holdings Ltd.	7,974,083.00	1,119,641.00	25,314,000	0.3
972ZHB906	China State Construction Engineering Corp., Ltd. (expiration 07/28/14)	886,370.00	809,350.00	1,555,844	0.2
ACI0090H8	Zong Su Foods (acquired 09/21/10)	15,000,034.00	0.00	2,677	0.0

Source: State Street Bank and Trust Company as at Aug 31, 2013.

The China Fund, Inc. (CHN)

The information  contained herein has been obtained from sources believed to be reliable but RCM and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without  notice. Past performance  is not indicative of future results. This material is not intended  as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semi annual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information  is unaudited and is intended for informational  purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower  liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified  funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management  investment company. This material is presented only to provide information  and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.